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                                                                   EXHIBIT 5(iv)

                   VARIABLE ANNUITY DOLLAR COST AVERAGING FORM

INSURANCE COMPANY NAME AND PRODUCT TYPE (PLEASE CHECK ONE):

[ ] American General Annuity Insurance Company ("AGAIC") - Fixed and Variable
    Flexible Premium Deferred Annuity
    P. O. Box 4342, Houston, TX  77210-4342

[ ] Nationwide Life and Annuity Insurance Company - Variable Flexible Premium
    Deferred Annuity One Nationwide Plaza
    5th Floor, Columbus, OH  43215

SECTION 1:  PURCHASE PAYMENT INFORMATION

I HEREBY DIRECT THE INSURANCE COMPANY TO:

[ ] Initiate or [ ] Change the Dollar Cost Averaging program and to exchange the amount specified below per month from the:

[ ] DCA Bonus Account: The total amount to be Dollar Cost Averaged on a monthly basis over a 12 month period is $______________

[ ] Money Market Subaccount: The total amount to be Dollar Cost Averaged on a monthly basis over a ____ month period is $_______ to the funds specified below in Section 2.

[ ] Purchase Payment(s) enclosed with the application is $____________.

[ ] Transfer form(s) with the application. Estimated amount to be transferred/1035 exchanged is $____________.

[ ] Additional Purchase Payment of $____________ for Contract
    Number____________________.

SECTION 2:  VARIABLE ACCOUNT ALLOCATIONS

This exchange will begin the next business day after the Insurance Company receives the Dollar Cost Averaging request in good order. (see further program details below)

Asset Allocation Models (check one model only; asset allocation percentages shown on the reverse side.)

[ ] Conservative Growth Model     [ ] Balanced Model   [ ] Growth & Income Model

[ ] Growth Model

[ ] Self-Directed Allocations (Specify allocation percentages in whole numbers.
    Total must equal 100%)

AMERICAN GENERAL - SELF-DIRECTED SUBACCOUNTS: (DO NOT USE THIS SECTION WHEN AN ASSET ALLOCATION MODEL HAS BEEN SELECTED.)

A.  ONE GROUP(R) INVESTMENT TRUST:


    ____% Balanced Portfolio                 _____% Diversified Mid Cap Portfolio    ____% Large Cap Growth Portfolio
    ____% Bond Portfolio                     _____% Equity Index Portfolio           ____% Mid Cap Growth Portfolio
    ____% Diversified Equity Portfolio       _____% Gov't Bond Portfolio             ____% Mid Cap Value Portfolio

B. MULTI-MANAGER FUND SELECTION:

   ____% AIM V.I. International Equity Fund           ____% Putnam VT Global Growth Fund-Class IB Shares
   ____% AIM V.I. Value Fund                          ____% Templeton Developing Markets Securities Fund - Class 2
   ____% Franklin Small Cap Fund - Class 2            ____% Van Kampen LIT Emerging Growth Portfolio
   ____% North American-Putnam Opportunities Fund     ____% Van Kampen LIT Enterprise Portfolio
   ____% Oppenheimer High Income Fund/VA

NATIONWIDE - SELF-DIRECTED SUBACCOUNTS: (DO NOT USE THIS SECTION WHEN AN ASSET ALLOCATION MODEL HAS BEEN SELECTED.)

A. ONE GROUP(R) INVESTMENT TRUST:

   ____% Balanced Portfolio                  _____% Diversified Mid Cap Portfolio    ____% Large Cap Growth Portfolio
   ____% Bond Portfolio                      _____% Equity Index Portfolio           ____% Mid Cap Growth Portfolio
   ____% Diversified Equity Portfolio        _____% Gov't Bond Portfolio             ____% Mid Cap Value Portfolio

B. NATIONWIDE SEPARATE ACCOUNT TRUST:

   ____% Total Return Fund

SECTION 3:  PROGRAM DETAILS

o In the case of multiple transfers/1035 exchanges, if the total amount to be Dollar Cost Averaged is not received timely by the Insurance Company, total liquidation from the DCA Bonus Account and/or Money Market Subaccount may occur prior to the twelfth month and will result in termination of the Dollar Cost Averaging program.

o PAYMENTS RECEIVED AFTER THE FIRST PURCHASE PAYMENT WILL NOT BE INCLUDED IN THE DOLLAR COST AVERAGING PROGRAM UNLESS SUCH PAYMENT(S) IS DEEMED TRANSFER/1035 EXCHANGE MONEY AND IS INCLUDED IN THE TOTAL AMOUNT TO BE DOLLAR COST AVERAGED LISTED ABOVE, OR IS ACCOMPANIED BY A NEW DOLLAR COST AVERAGING FORM. This option will remain in effect for 12 months from the later of 1) the date the Purchase Payment is received or 2) the date the 12 month Dollar Cost Averaging Form is received by the Insurance Company in good order.

o All Dollar Cost Averaging transactions will be confirmed on quarterly statements. Please review the information in these statements carefully. All errors or corrections must be reported to the Insurance Company immediately to assure proper crediting to your contract. The Insurance Company will assume all transactions are accurate unless notified within 30 days. Please refer to your prospectus for more information. The Insurance Company reserves the right to discontinue offering the Dollar Cost Averaging program at any time without prior notice, however, such discontinuation will not affect Dollar Cost Averaging programs which have already commenced.

o For AGAIC only: I understand the information on AGAIC's DCA Bonus Account as described on the back of this form.

o I/We have read, agreed to and affirm the information above and on the reverse side, which includes the information illustrating the asset allocation percentages.


----------------------------------------------        ---------------------------------------------     --------------------------
      PRINT CONTRACT OWNER NAME                                CONTRACT OWNER SIGNATURE                   SOCIAL SECURITY NUMBER


----------------------------------------------        ---------------------------------------------     --------------------------
   PRINT CONTRACT JOINT OWNER NAME                         CONTRACT JOINT OWNER SIGNATURE                 SOCIAL SECURITY NUMBER



DCA  05/2001      Original - Fax to Annuity Processing Center / 1st
                          Copy - Customer / 2nd Copy - Agent

ASSET ALLOCATION MODELS

The models listed below are general asset mixes. The models were developed by Banc One Investment Advisors Corporation and may or may not be appropriate for me. Banc One Investment Advisors Corporation serves as advisor to the One Group Investment Trust Portfolios for which it receives a fee. There is no guarantee that the models will achieve any desired results or objectives. I understand that Banc One Investment Advisors Corporation is not providing investment advice or any other service to me and that I am solely responsible for determining whether a model is right for me. The models should not be considered personal investment advice or serve as the sole or primary basis for making investment decisions. Purchase payments and exchanges allocated to an investment model will be invested in each underlying investment option at the percentages set forth below.


Each investment allocation model automatically allocates a portion of my annuity to certain subaccounts. Each model will be automatically rebalanced each year on the contract anniversary date. Automatically rebalancing a model may involve transferring amounts from subaccounts with higher returns into subaccounts with relatively lower returns in order to maintain the percentages as set forth above. Transfers made as a result of automatic rebalancing are not counted against my free transfers (in the event transfer fees are imposed in the future). Automatic rebalancing ends upon the termination of a model.


The underlying investment options are NOT available to the general public directly. They are only available as investment options in variable life insurance policies or variable annuity contracts issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.


For AGAIC Only: If funds exist in the DCA Bonus Account when additional purchase payments are received, the amounts will be added together under a new 12-month period using the DCA bonus rate in effect as of that date. This may be higher or lower than the rate previously credited.



                    AMERICAN GENERAL ASSET ALLOCATION MODELS


                                         ASSET ALLOCATION PERCENTAGES FOR EACH MODEL


                                                             CONSERVATIVE     BALANCED           GROWTH &       GROWTH
                                                             GROWTH MODEL       MODEL         INCOME MODEL       MODEL
                                                             ------------     --------        ------------      -------
One Group(R) Investment Trust:
 Diversified Equity Portfolio                                    5%                8%             10%              15%
 Equity Index Portfolio                                          6%                0%              0%               0%
 Large Cap Growth Portfolio                                      6%               10%             13%              16%
 Mid Cap Value Portfolio                                         2%                7%             11%              15%
 Mid Cap Growth Portfolio                                        2%                3%              5%               9%
 Diversified Mid Cap Portfolio                                   0%                0%              3%               3%
 Government Bond Portfolio                                      35%               22%             11%               4%
 Bond Portfolio                                                 35%               21%             11%               3%
 Balanced Portfolio                                              0%                5%              5%               0%
Multi-Manager Funds:
 AIM V.I. Value Fund                                             6%               10%             13%              16%
 AIM V.I. International Equity Fund                              3%                5%              7%               7%
 Van Kampen LIT Emerging Growth Portfolio                        0%                4%              5%               5%
 Franklin Small Cap Fund-Class 2                                 0%                0%              0%               2%
 Templeton Developing Markets Securities Fund-Class 2            0%                0%              0%               2%
 Oppenheimer High Income Fund/VA                                 0%                5%              6%               3%
                                                             -----             -----           -----            -----
             TOTAL                                             100%              100%            100%             100%



                       NATIONWIDE ASSET ALLOCATION MODELS


                                        Asset Allocation Percentages For Each Model

                                                             CONSERVATIVE     BALANCED           GROWTH &       GROWTH
                                                             GROWTH MODEL       MODEL         INCOME MODEL       MODEL
                                                             ------------     --------        ------------      -------
One Group(R) Investment Trust:
  Balanced Portfolio                                             0%              5%                 5%            0%
  Bond Portfolio                                                35%             24%                14%            5%
  Diversified Equity Portfolio                                  14%             13%                16%           22%
  Diversified Mid Cap Portfolio                                  0%              0%                 9%           14%
  Equity Index Portfolio                                         7%             11%                12%           13%
  Government Bond Portfolio                                     35%             24%                14%            5%
  Large Cap Growth Portfolio                                     3%              5%                 8%           11%
  Mid Cap Growth Portfolio                                       3%              9%                11%           15%
  Mid Cap Value Portfolio                                        3%              9%                11%           15%
                                                             -----           -----              -----         -----
             TOTAL                                             100%            100%               100%          100%